Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
August 1, 2025
The certifications set forth below are hereby submitted to the Securities and Exchange Commission pursuant to, and solely for the purpose of complying with, Section 1350 of Chapter 63 of Title 18 of the United States Code in connection with the filing on the date hereof with the Securities and Exchange Commission of the quarterly report on Form 10-Q of Sun Country Airlines Holdings, Inc. ("Sun Country") for the quarterly period ended June 30, 2025 (the "Report").
Each of the undersigned, the Chief Executive Officer and the Interim Chief Financial Officer and Senior Vice President, respectively, of Sun Country, hereby certifies that, as of the end of the period covered by the Report:
1.such Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and
2.the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Sun Country.

/s/ Jude Bricker
Jude Bricker
Chief Executive Officer

/s/ William Trousdale
William Trousdale
Interim Chief Financial Officer and Senior Vice President